EXHIBIT 10.3

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

PROMISSORY NOTE

AMENDED AND RESTATED PROMISSORY NOTE

EFFECTIVE DATE:	January 3, 2011

AMENDMENT DATE:	April 1, 2019

BORROWER:	Amazing Energy, LLC or its successors (or the "Company")

BORROWER'S MAILING ADDRESS:	5700 W. Plano Parkway, Suite 3600
(including county)	Plano, Collin County, TX 75093

LENDER (collectively):	Arnold Jed Miesner, husband, and Lesa Renee Miesner, wife

LENDER'S MAILING ADDRESS	1 Woodstone Street
(including county)	Amarillo, Potter County, TX 79106

PLACE FOR PAYMENT:	1 Woodstone Street
(including county)	Amarillo, Potter County, TX 79106

PRINCIPAL AMOUNT:	$2,840,000 (Two Million Eight Hundred Forty Thousand Dollars)

MATURITY DATE:	January 1, 2031

ANNUAL INTEREST RATE ON UNPAID PRINCIPAL:

The outstanding principal balance of this Promissory Note ("Promissory Note") shall bear interest at a rate of Prime (as reported by the Happy State Bank and Trust Co.) plus two percent (2%) from the date of amendment through the Maturity Date. Each payment shall be applied first to accrued and unpaid interest and then to principal. All outstanding and accrued interest prior to the Amendment Date carry forward to this Promissory Note and are subject to the terms and conditions of this Promissory Note.

ANNUAL INTEREST RATE ON MATURED, UNPAID AMOUNTS:

All matured amounts and amounts in default shall bear interest at the highest lawful rate.

PROMISSORY NOTE

TERMS OF PAYMENT (PRINCIPAL AND INTEREST):

Annual payments of principal and accrued interest, payable pursuant to this amended note, are due on December 31 of each year, beginning December 31, 2019, in an amount sufficient to equally amortize all amounts due hereunder over a period beginning on the date of amendment of this Promissory Note and ending on the Maturity Date, such that at the Maturity Date, there shall be no outstanding amount due.

SECURITY FOR PAYMENT:

This Promissory Note is secured by a leasehold deed of trust covering certain oil and gas leasehold interests more particularly described therein recorded in the real property records of Pecos County, Texas (the "Deed of Trust"). Borrower hereby authorizes Lender, at any time or times after an Event of Default (as hereinafter defined), to: (i) notify any or all debtors that the accounts receivable have been assigned to Lender and that Lender has a security interest therein; and (ii) direct such debtors to make all payments due from them to Borrower upon the accounts receivable directly to a lock box designated by Lender. Lender shall promptly furnish Borrower with a copy of any such notice sent. Any such notice, in Lender's sole discretion, may be sent on Borrower's letterhead, in which event Borrower shall co-sign such notice with Lender.

BORROWER'S PROMISE TO PAY:

Borrower promises to pay to the order of Lender at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date.

BORROWER'S RIGHT TO PREPAY:

Borrower understands that it has the right to make payments of principal at any time before they are due provided the Lender agrees in writing. A payment of principal only is known as a "prepayment."

Borrower understands that it may make a full prepayment or partial prepayments without paying any prepayment charge. The Lender will use all of Borrower's prepayments to reduce the amount of principal that is owed under this Promissory Note. If Borrower makes a partial prepayment, there will be no changes in the due date or in the amount of the regular monthly payment unless the Lender agrees in writing to such changes.

INTEREST OR CHARGES:

If a law, which applies to this Promissory Note and which sets maximum charges, is finally interpreted so that the interest or other charges collected or to be collected in connection with this Promissory Note exceed the permitted limits, then: (i) any such charge shall be reduced by the amount necessary to reduce the charge to the permitted limited; and (ii) any sums already collected from Borrower which exceeded permitted limits will be refunded to Borrower. The Lender may choose to make this refund by reducing the principal owed under this Promissory Note or by making a direct payment to Borrower. If a refund reduces principal, the reduction will be treated as a partial prepayment

PROMISSORY NOTE

BORROWER'S DEFAULT:

(a)
Default. Borrower shall be in default under this Promissory Note upon the happening of any condition or event set forth below:

(i)
Borrower does not pay the full amount of each payment on the date it is due.

(ii)
The commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower which results in the entry of an order for relief which remains undismissed, undischarged or unbonded for a period of 60 days or more.

(iii)
Default by Borrower in the punctual performance of any obligation, covenant, term or provision contained in the Deed of Trust, and such default shall continue unremedied for a period of twenty (20) days or more following written notice of default by Lender to Borrower.

(b)
Notice of Default

If Borrower is in default, the Lender may send Borrower a written notice telling Borrower that if it does not cure the default by a certain date, the Lender may require it to pay immediately the full amount of principal which has not yet been paid, all unpaid interest owed on the outstanding principal and all other sums payable by Borrower to Lender under this Promissory Note. The date must be at least twenty (20) days after the date on which the notice is delivered or mailed to Borrower.

(c)
No Waiver of Lender

Even if, at a time Borrower is in default, the Lender does not require Borrower to pay immediately in full as described above, the Lender will still have the right to so require if Borrower is in default at a later time.

(d)
Payment of Lender's Costs and Expense

If the Lender has required Borrower to pay immediately in full as described above, the Lender will have the right to be reimbursed by Borrower for all of its costs and expenses in enforcing this Promissory Note. Those expenses include, for example, court costs and attorneys' fees.

LENDER'S CONVERSION RIGHT.

(a) At any time after two (2) years following the Amendment Date until this Promissory Note is no longer outstanding, this Promissory Note and/or the Interest shall be convertible into shares of Common Stock ("Shares") at the option of the Lender, in whole or in part at any time and from time to time. In the event the Company is not converted to a "C" corporation, the conversion would be effected into the equivalent of "Member Interests" on the basis "as if'' all Member Interests were converted into shares of Common Stock (for clarity, if the shares of Common stock would equal I% of the issued and outstanding shares of Common Stock at the time of conversion, the Lender would receive I% Member Interests). For ease of clarity, all references in this Section below shall refer to Common Stock. The Lender shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Annex A (a "Notice of Conversion"), specifying therein the principal amount of Promissory Note to be converted and the date on which such conversion is to be effected (a "Conversion Date"). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder. To effect conversions hereunder, the Lender shall not be required to physically surrender Promissory Note to the Company unless the entire principal amount of this Promissory Note plus all accrued and unpaid interest thereon has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Promissory Note in an amount equal to the applicable conversion. The Lender and the Company shall maintain records showing the principal amount converted and the date of such conversions. The Company shall deliver any objection to any Notice of Conversion within 1 Business Day of receipt of such notice. In the event of any dispute or discrepancy, the records of the Lender shall be controlling and determinative in the absence of manifest error. The Lender and any assignee, by acceptance of this Promissory Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Promissory Note, the unpaid and unconverted principal amount of this Promissory Note may be less than the amount stated on the face hereof.

PROMISSORY NOTE

(b) Not later than five Business Days after any Conversion Date, the Company will deliver to the Lender a certificate or certificates representing the underlying Shares representing the number of shares of Common Stock being acquired upon the conversion of Promissory Note (including, if so timely elected by the Company, shares of Common Stock representing the payment of accrued interest) and (8) a bank check in the amount of accrued and unpaid interest (if the Company is determines to pay accrued interest in cash). The Company shall, if available and if allowed under applicable securities laws, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if permitted under applicable federal securities laws. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Lender by the fifth Trading Day after a Conversion Date, the Lender shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the principal amount of Promissory Note tendered for conversion.

(c)
i) The conversion price in effect on any Conversion Date shall be equal to  $0.60 (subject to adjustment herein)(the "Set Price").

ii. If the Company, at any time while the Promissory Notes are outstanding: (A) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Promissory Note , including as interest thereon), (B) subdivide outstanding shares of Common Stock into a larger number of shares, (C) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Set Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of Lenders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

PROMISSORY NOTE

iv. If the Company, at any time while Promissory Note are outstanding, shall distribute to all Lenders of Common Stock (and not to Lender) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security, then in each such case the Set Price shall be determined by multiplying such price in effect immediately prior to the record date fixed for determination of Lenders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Lenders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above. "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers and reasonably acceptable to the Company.

v. All calculations under this Section shall be made to the nearest cent or the nearest 11100th of a share, as the case may be. For purposes of this Section, the number of shares of Common Stock outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) outstanding.

vi. Whenever the Set Price is adjusted pursuant to any of the Section (c)(ii) - (v), the Company shall promptly mail to each Lender a notice setting forth the Set Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

vii. If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all Lenders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any Lenders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntarydissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the Promissory Note, and shall cause to be mailed to the Lenders at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the Lenders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that Lenders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Lenders are entitled to convert Promissory Note s during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

PROMISSORY NOTE

viii. If, at any time while this Promissory Note is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which Lenders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of this Promissory Note , the Lender shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the Lender of one share of Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the determination of the Set Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Set Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If Lenders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Lender shall be given the same choice as to the Alternate consideration it receives upon any conversion of this Promissory Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Lender a new Promissory Note consistent with the foregoing provisions and evidencing the Lender's right to convert such Promissory Note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that this Promissory Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. If any Fundamental Transaction constitutes or results in a Change of Control Transaction, then atthe request of the Lender delivered before the 90th day after such Fundamental Transaction, the Company (or any such successor or surviving entity) will purchase the Promissory Note from the Lender for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the 100% of the remaining unconverted principal amount of this Promissory Note on the date of such request, plus all accrued and unpaid interest thereon, plus all other accrued and unpaid amounts due hereunder.

PROMISSORY NOTE

(ix) Notwithstanding the foregoing, no adjustment will be made under this paragraph (c) in respect of (A) the granting or issuance of shares of capital stock or of options to employees, officers, directors and consultants of the Company pursuant to any stock option plan agreement or arrangement duly adopted or approved by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, in this case without the express written consent of the majority of the outstanding Promissory Note (based on outstanding Dollar value underlying the Promissory Note (B) upon the exercise of this Promissory Note or any other Promissory Note of this series or of any other series or security issued by the Company in connection with the offer and sale of this Company's securities pursuant to the Subscription Agreement, or (C) upon the exercise of or conversion of any issued or previously approved securities, rights, options or warrants issued and outstanding on the Original Issue Date, provided such securities have not been amended since the date of the Subscription Agreement except as a result of the Subscription Agreement, or (D) issuance of securities in connection with acquisitions, strategic investments, or strategic partnering arrangements, the primary purpose of which is not to raise capital.

(d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Promissory Note and payment of interest on the Promissory Note , each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Lenders, not less than such number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of this Section (b) upon the conversion of the outstanding principal amount of the Promissory Note and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable.

(e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make cash payment in respect of any final fraction of a share based on the VWAP at such time. If the Company elects not, or is unable, to make such a cash payment, the Lender shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(f) The issuance of certificates for shares of the Common Stock on conversion of the Promissory Note shall be made without charge to the Lenders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Lender of such Promissory Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

PROMISSORY NOTE

(g) Any and all notices or other communications or deliveries to be provided by the Lenders hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above,or such other address or facsimile number as the Company may specify for such purposes by notice to the Lenders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Lender at the facsimile telephone number or address of such Lender appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Lender. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

GIVING OF NOTICES:

Any notice that must be given to Borrower under this Promissory Note will be given by delivering it or by mailing it by first class mail to Borrower at the address stated above or at a different address if Borrower gives the Lender written notice of Borrower's different address.

Any notice that must be given to the Lender under this Promissory Note will be given by delivering it, with written proof of delivery, or mailing it by certified mail to the Lender at the address stated above or at a different address if Lender gives the Borrower written notice of Lender's different address.

WAIVERS:

Borrower waives notice of intention to accelerate, the rights of presentment and notice of dishonor. "Presentment" means the right to require the Lender to demand payment of amounts due. "Notice of dishonor" means the right to require the Lender to give notice to other persons that amounts due have not been paid.

ATTORNEY'S FEES:

If this Promissory Note or any instrument securing this Promissory Note is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, of if it is collected and enforced through probate, bankruptcy, or other judicial proceeding, then Borrower shall pay Lender all costs of collection and enforcement, including reasonable attorney's fees and court costs, in addition to other amounts due.

CONSTRUCTION:

PROMISSORY NOTE

When the context requires, singular nouns and pronouns include the plural.

BINDING NATURE:

This Promissory Note shall be binding upon and inure to the benefit of both the Borrower and the Lender and their respective heirs, legal representatives, successors and assigns. The Lender shall have the right to assign this Promissory with the written consent of the Borrower which consent shall not be withheld for beneficiaries of the Lender or unreasonably withheld for any other party, except that the Company may assign this party to a successor entity and, in the event of any assignment, all covenants and agreements hereunder shall inure to the benefit of and be enforceable by the assignee.

FINAL AGREEMENT:

THIS PROMISSORY NOTE, AND ALL OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENT THE FINAL AND ENTIRE AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, SUBSEQUENT OR CONTEMPORANEOUS ORAL AGREEMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

SIGNATURE ON FOLLOWING PAGE

PROMISSORY NOTE

IN WITNESS WHEREOF, the Company has executed and delivered this Amended and Restated Promissory Note as of April 1, 2019.

AMAZING ENERGY, LLC ____________________________________ By: Willard McAndrew, III Title: CEO

THE STATE OF TEXAS	§
§
COUNTY OF COLLIN	§

BEFORE ME, the undersigned authority, a Notary Public in and for said County for the State of Texas, on this the _______ day of ______________________, 2019, personally appeared Willard McAndrew, III, CEO of Amazing Energy LLC, known to me to be the person whose name is subscribed on the foregoing instrument and acknowledged to me that he executed the same for the purpose and consideration and in the capacity therein expressed.

GIVEN UNDER MY HAND and seal of office this _____ day of ________________, 2019.

Notary Public in and for the State of Texas

My commission expires:	Printed Name of Notary:

PROMISSORY NOTE

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Convertible Promissory Note of Amazing Energy LLC (the "Company"), due on the Maturity Date (January l, 2031), into shares of common stock (or Member Interests as the case may be) (the "Common Stock"), of the Company according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Lender for any conversion, except for such transfer taxes, if any.

Conversion calculations:

                        Date to Effect Conversion:

                        Principal Amount of Promissory Note s to be Converted:

                        Payment of Interest in Common Stock /Member Interest__ yes __ no
                                 If yes, $_____ of Interest Accrued on Account
                                 of Conversion at Issue.

                        Number of shares of Common Stock to
                        be issued or percentage of Member Interests:

                        Signature:

                        Name:

                        Address:

PROMISSORY NOTE